Exhibit 10.6

MANAGEMENT FEE SUBORDINATION AGREEMENT

This MANAGEMENT FEE SUBORDINATION AGREEMENT (the “Agreement”) dated as of March 30, 2021 is made by 1847 PARTNERS LLC, a Delaware limited liability company, having an office 590 Madison Avenue, 21st Floor, New York, New York 10022 (the “Management Company”), 1847 WOLO INC., a Delaware corporation, having an office c/o 1847 Holdings LLC, 590 Madison Avenue, 21st Floor, New York, New York 10022 (the “Borrower”) to and for the benefit of STERLING NATIONAL BANK, a national banking association, having an address at 400 Rella Boulevard, Montebello, New York 10901 (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower, together with Wolo Mfg. Corp. and Wolo Industrial Horn & Signal, Inc., has executed and delivered to the Bank a certain credit agreement dated as of March 30, 2021, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time (the “Credit Agreement”); and

WHEREAS, the Borrower and the Management Company entered into an arrangement for the Management Company to provide services to the Borrower pursuant to that certain Management Services Agreement dated March 30, 2021 (the “Management Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

NOW, THEREFORE, the parties do hereby agree as follows:

1. The Borrower and Management Company do hereby agree that any and all present and future debts, liabilities and obligations of the Borrower to the Management Company arising under the Management Agreement (the “Management Liabilities”), shall at all times be subject and subordinate to any and all present and future debts, obligations and liabilities of the Borrower to the Bank, together with any and all present and future interest thereon (all hereinafter collectively referred to as the “Obligations”).

2. So long as any Obligations shall remain outstanding, the Borrower and Management Company agree that:

(a) Borrower may tender, and Management Company may accept, the Management Fee (as defined in the Management Agreement), in accordance with the terms of the Management Agreement, provided that (i) no Default or Event of Default exists under the Credit Agreement, (ii) payment of the Management Fee would not cause a Default or Event of Default under the Credit Agreement, and (iii) the Management Fee does not exceed Seventy Five Thousand and 00/100 ($75,000.00) Dollars per fiscal quarter.

(b) Without the prior written consent of the Bank, no prepayments or other payments shall be made under the Management Agreement without the written consent of the Bank; and

(c) Without the prior written consent of the Bank, no security interest or Lien shall be tendered or granted by the Borrower or accepted or retained by Management Company to secure the Management Liabilities.

3. The Borrower and Management Company agree that they will place proper notations or legends upon their books of account and any evidence of the Management Liabilities, disclosing that the Management Liabilities are subject to the terms of this Agreement.

4. This Agreement shall be a continuing agreement, and shall remain in full force and effect until the indefeasible payment and termination of all Obligations, as determined by the Bank in its sole discretion, and no release, surrender or manner of payment, compromise, or any other act or failure to act by the Bank, shall, in any way, impair the rights of the Bank hereunder and its priority over the Management Liabilities, and the Bank shall not be required to give any notice whatever to the Management Company of any transaction whatsoever between the Borrower and the Bank, all of which are hereby waived.

5. The Borrower and Management Company respectively waive the right to interpose any counterclaims (other than compulsory counterclaims) or setoffs of any nature and description, arising out of or relating to the Management Liabilities or this Agreement. No waiver or modification shall be deemed to be made by the Bank of any of the terms herein, or any of its rights hereunder, unless same shall be in writing and signed by the Bank.

6. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, legal representatives, and assigns, provided, however, that without the prior written consent of the Bank. Management Company will not assign any part of the Management Liabilities, or any security therefor, or grant any security interest therein, to any person, firm or corporation, other than the Bank.

7. At the request of the Bank, at any time, the Borrower and/or Management Company shall execute and deliver to the Bank any documents, assignments, or other papers which the Bank shall reasonably deem necessary or desirable to effectuate the purposes of this Agreement.

8. This Agreement shall be construed in accordance with the laws of the State of New York.

9. This Agreement may be executed in counterpart copies, each of which shall be deemed an original and all of which shall constitute but a single instrument.

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SIGNATURE PAGE

Management Fee Subordination Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Management Fee Subordination Agreement to be executed as of the day and year first above written.

MANAGEMENT COMPANY:

1847 PARTNERS LLC

By:
Name:
Title:

BORROWER:

1847 WOLO INC.

By:
Name:
Title:

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